                                                                    Exhibit 99
                              Media Contact:        Tom Robinson
                                              816-556-2902

                              Investor Contact:     Todd Allen
                          816-556-2083

FOR IMMEDIATE RELEASE

GREAT PLAINS ENERGY ANNOUNCES FULL YEAR
AND FOURTH QUARTER 2005 RESULTS

Kansas City, MO, February 9, 2006 - Great Plains Energy Incorporated (NYSE:GXP) today announced full year 2005 earnings available for common shareholders of $160.7 million compared to 2004 earnings of $179.2 million. Earnings per share in 2005 were $2.15, which includes $0.08 per share of dilution, compared to $2.49 in 2004.

Core earnings, which exclude the impact of KLT Gas discontinued operations, mark-to-market gains and losses on energy contracts, and certain unusual items, for the full year 2005 were $161.2 million compared to $176.2 million in 2004. Core earnings per share in 2005 were $2.16 on more shares outstanding compared to $2.44 in 2004. Reported earnings are reconciled to core earnings for the fourth quarter and full year periods in Attachments B & C, respectively.

2005 was characterized by rising fuel costs, coal conservation and the impact of plant outages at Kansas City Power & Light (KCP&L). These factors more than offset the growth in retail revenue due to favorable weather and significantly higher wholesale power prices. The challenging market environment in competitive supply, driven primarily by substantially higher natural gas prices, led to lower margins and volumes at Strategic Energy.

“We have reported earnings today which reflect the successful results in a very challenging year,” said Chairman Michael Chesser. “This success is important as we continue to execute on our strategic intent and seek regulatory treatment in Missouri and Kansas.” Chesser continued, “We are also encouraged by recent progress at Strategic Energy including strong forward sales, lengthening contract durations and improved customer retention.”

Fourth quarter 2005 earnings were $29.0 million or $0.39 per share compared to $35.6 million or $0.48 per share in the fourth quarter of 2004. Core earnings in the fourth quarter of 2005 were $42.8 million or $0.57 per share compared to $40.8 million or $0.55 per share in the fourth quarter of 2004. The difference in core earnings resulted primarily from higher retail sales and wholesale prices at KCP&L, offset by lower MWhs delivered at Strategic Energy. Core earnings per share for the fourth quarter of 2005 exclude $0.18 of mark-to-market losses on energy contracts at Strategic Energy.

Kansas City Power & Light

KCP&L’s full year 2005 earnings and core earnings were $145.2 million compared to $150.0 million in 2004. Earnings per share were $1.94 in 2005, which includes $0.08 per share of dilution, compared to $2.08 in 2004.

Revenues for the full year 2005 were $1.13 billion compared to $1.09 billion in 2004. Retail revenues were up 6% in 2005 compared to 2004, driven primarily by favorable weather. Normalized for weather variances in both periods, retail revenues grew

More
-Page 2-

approximately 2% over 2004. Wholesale revenues were $192.4 million, close to the 2004 level of $200.2 million. Average wholesale electricity prices for 2005 were up 56% over the 2004 average, largely offsetting a 30% decrease in wholesale volumes due to outages and coal conservation in 2005.

Fuel and purchased power expenses were up 16% compared to last year due to higher prices, as well as the effects of plant outages and coal conservation on fuel mix. Operating expenses were also higher due primarily to outages in 2005. Income taxes were $6.4 million lower than last year primarily due to a lower composite tax rate and lower taxable income.

Fourth quarter 2005 earnings and core earnings were $36.2 million or $0.48 per share compared to $31.6 million or $0.43 per share in the same period of 2004. KCP&L’s fourth quarter 2005 revenues were $272.5 million, up 11% compared to 2004. Retail revenues in the fourth quarter of 2005 rose 4% compared to the same period last year due to favorable weather. Cold weather in December also drove KCP&L’s usage to a new winter peak of 2,563 MW set on December 7, 2005. Wholesale revenues in the quarter were $76.7 million, up 36% from $56.2 million in the same period last year. Average wholesale electricity prices were almost double the fourth quarter of 2004 and 23% higher than the third quarter of 2005. Partially offsetting these high wholesale prices, wholesale MWh volume in the fourth quarter was down 20% compared to last year, driven by coal conservation and higher retail load during the fourth quarter of 2005.

Strategic Energy

Strategic Energy’s full year 2005 earnings were $28.2 million compared to $42.5 million in 2004. Earnings per share were $0.38 in 2005, which includes $0.01 per share of dilution, compared to $0.59 in 2004. Strategic Energy’s core earnings for the full year 2005, which exclude mark-to-market gains and losses on energy contracts, were $26.8 million compared to $41.5 million in 2004. Mark-to-market impacts for the full year 2005 were a gain of $1.4 million. Full year 2005 core earnings per share were $0.36 on more shares outstanding compared to $0.57 last year.

Strategic Energy delivered 19.5 million MWhs in 2005 compared to 20.3 million MWhs in 2004. Retail gross margin per MWh for 2005 was $5.19, which included $0.35 per MWh due to two significant portfolio optimization opportunities, $0.12 per MWh of net mark-to-market gains on energy contracts, $0.13 per MWh from the reversal of a tax reserve and a ($0.42) per MWh impact from SECA charges. This compares to an average retail gross margin per MWh of $6.01 last year, which included $0.08 of net mark-to-market gains on energy contracts.

For the fourth quarter of 2005, Strategic Energy reported a loss of $6.4 million, an $0.08 loss per share, compared to earnings of $10.5 million or $0.14 per share last year. Strategic Energy’s core earnings for the fourth quarter of 2005 were $7.3 million or $0.10 per share compared to earnings of $11.7 million or $0.16 per share in the fourth quarter of 2004. The difference between reported and core earnings during the fourth quarter of 2005 was due to $13.7 million of net mark-to-market losses on energy contracts resulting from falling gas and power prices during the quarter.

Declining gas and power prices in the fourth quarter of 2005 and changing customer perceptions about the longer-term price of electricity combined to improve the competitive

More
-Page 3-

supply environment. 2006 backlog increased from 7.5 million MWhs at the end of the third quarter to 10.4 million MWhs at the end of the fourth quarter of 2005. Backlog for the 2007 to 2010 period increased from 3.6 million MWhs at the end of the third quarter of 2005 to 7.9 million MWhs at the end of the fourth quarter. Overall contract durations associated with new and renewed contracts lengthened to 27 months during the fourth quarter of 2005, compared to 13 months last year. Strategic Energy’s retention rate also improved to 95% during the fourth quarter of 2005 and to 97% including month-to-month customers.

KLT Investments and “Other”

Full year 2005 earnings and core earnings from KLT Investments affordable housing investments were $5.7 million compared to $11.2 million in 2004. Earnings per share were $0.08 in 2005 versus $0.16 in 2004. The lower earnings in 2005 are due to the timing of reductions of affordable housing investments and a decline in available tax credits from the investments.

The “other” category 2005 loss from continuing operations was $16.5 million compared to a loss from continuing operations of $31.8 million in 2004. The loss per share was $0.22 in 2005 versus $0.44 in 2004. On a core earnings basis, the loss in the “other” category was $16.5 million or $0.22 loss per share in 2005 compared to a loss of $26.5 million or $0.37 loss per share in 2004. While not affecting Great Plains Energy’s consolidated earnings, 2005 results in the “other” category reflect a lower loss due to parent company tax allocations to subsidiaries than in 2004. Results in this category during 2005 also reflect the release of tax reserves.

Non-GAAP Financial Measure
Great Plains Energy provides in its earnings releases descriptions of “core earnings” in addition to earnings calculated in accordance with GAAP. Great Plains Energy also provides its earnings guidance in terms of core earnings. Core earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of discontinued operations, certain unusual items and mark-to-market gains and losses on energy contracts. Core earnings for historical periods are reconciled to GAAP earnings in Attachments B and C.

The Company believes core earnings provide to investors a meaningful indicator of its results that is comparable among periods because it excludes the effects of discontinued operations, unusual items and mark-to-market gains and losses on energy contracts. These items are excluded from core earnings because they may not be indicative of Great Plains Energy’s prospective earnings potential. Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as an unusual item. Core earnings is used internally to measure performance against budget and in reports for management and the Board of Directors. Great Plains Energy’s definition of core earnings may differ from similar terms used by other companies.

Great Plains Energy Incorporated (NYSE:GXP) headquartered in Kansas City, MO, is the holding company for Kansas City Power & Light Company, a leading regulated provider of electricity in the Midwest, and Strategic Energy L.L.C., a competitive electricity supplier. The Company's web site is www.greatplainsenergy.com.

More
-Page 4-

CERTAIN FORWARD-LOOKING INFORMATION -- Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry and the Company; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry and constraints placed on the Company's actions by the Public Utility Holding Company Act of 1935; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on the Company’s pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses; performance of projects undertaken by the Company’s non-regulated businesses and the success of efforts to invest in and develop new opportunities; and other risks and uncertainties. Other risk factors are detailed from time to time in the Company’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission. This list of factors is not all-inclusive because it is not possible to predict all factors.

More
-Page 5-

Attachment A

GREAT PLAINS ENERGY
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Year to Date
	December 31		December 31
	2005	2004	2005	2004
Operating Revenues	(thousands, except per share amounts)
Electric revenues - KCP&L	$272,520	$245,620	$1,130,792	$1,090,067
Electric revenues - Strategic Energy	371,595	347,873	1,471,490	1,370,760
Other revenues	1,105	696	2,600	3,191
Total	645,220	594,189	2,604,882	2,464,018
Operating Expenses
Fuel	47,647	44,249	207,875	179,362
Purchased power - KCP&L	4,673	8,698	61,263	52,533
Purchased power - Strategic Energy	365,218	316,885	1,368,419	1,247,522
Other	87,121	87,489	327,749	324,237
Maintenance	21,210	20,297	90,350	83,603
Depreciation and amortization	38,595	37,987	153,080	150,071
General taxes	25,817	24,264	109,436	102,756
Loss on property	1,638	5,904	3,544	5,133
Total	591,919	545,773	2,321,716	2,145,217
Operating income	53,301	48,416	283,166	318,801
Non-operating income	4,171	2,204	19,505	6,799
Non-operating expenses	(1,074)	(1,791)	(16,745)	(15,184)
Interest charges	(20,010)	(27,752)	(73,787)	(83,030)
Income from continuing operations before income taxes,
minority interest in subsidiaries and loss from equity
investments	36,388	21,077	212,139	227,386
Income taxes	(7,295)	12,822	(39,691)	(54,451)
Minority interest in subsidiaries	-	1,283	(7,805)	2,131
Income (loss) from equity investments, net of
income taxes	324	(457)	(434)	(1,531)
Income from continuing operations	29,417	34,725	164,209	173,535
Discontinued operations, net of income taxes	(73)	1,228	(1,899)	7,276
Net income	29,344	35,953	162,310	180,811
Preferred stock dividend requirements	411	411	1,646	1,646
Earnings available for common shareholders	$28,933	$35,542	$160,664	$179,165

Average number of common shares outstanding	74,704	74,341	74,597	72,028

Basic and diluted earnings (loss) per common share
Continuing operations	$0.39	$0.46	$2.18	$2.39
Discontinued operations	-	0.02	(0.03)	0.10
Basic and diluted earnings per common share	$0.39	$0.48	$2.15	$2.49

Cash dividends per common share	$0.415	$0.415	$1.66	$1.66

More
-Page 6-

Attachment B

GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Three Months Ended December 31
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
	2005	2004	2005	2004
	(millions)
KCP&L	$36.2	$31.6	$0.48	$0.43
Strategic Energy	(6.4)	10.5	(0.08)	0.14
KLT Investments	3.3	3.7	0.04	0.05
Other	(3.7)	(11.1)	(0.05)	(0.15)
Income from continuing operations	29.4	34.7	0.39	0.47
KLT Gas discontinued operations,
net of income taxes	(0.1)	1.3	-	0.02
Preferred dividends	(0.3)	(0.4)	-	(0.01)
Earnings available for common shareholders	$29.0	$35.6	$0.39	$0.48

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$29.0	$35.6	$0.39	$0.48
Reconciling items
Strategic Energy -- mark-to-market impacts
from energy contracts	13.7	1.2	0.18	0.02
KLT Gas -- Discontinued operations	0.1	(1.3)	-	(0.02)
Other -- Worry Free impairment	-	5.3	-	0.07
Core earnings	$42.8	$40.8	$0.57	$0.55

Core earnings
KCP&L	$36.2	$31.6	$0.48	$0.43
Strategic Energy	7.3	11.7	0.10	0.16
KLT Investments	3.3	3.7	0.04	0.05
Other	(4.0)	(6.2)	(0.05)	(0.09)
Core earnings	$42.8	$40.8	$0.57	$0.55

More
-Page 7-

Attachment C

GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Year to Date December 31
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
	2005	2004	2005	2004
	(millions)
KCP&L	$145.2	$150.0	$1.94	$2.08
Strategic Energy	28.2	42.5	0.38	0.59
KLT Investments	5.7	11.2	0.08	0.16
Other	(14.9)	(30.2)	(0.20)	(0.42)
Income from continuing operations	164.2	173.5	2.20	2.41
KLT Gas discontinued operations,
net of income taxes	(1.9)	7.3	(0.03)	0.10
Preferred dividends	(1.6)	(1.6)	(0.02)	(0.02)
Earnings available for common shareholders	$160.7	$179.2	$2.15	$2.49

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$160.7	$179.2	$2.15	$2.49
Reconciling items
Strategic Energy -- mark-to-market impacts
from energy contracts	(1.4)	(1.0)	(0.02)	(0.02)
KLT Gas -- Discontinued operations	1.9	(7.3)	0.03	(0.10)
Other -- Worry Free impairment	-	5.3	-	0.07
Core earnings	$161.2	$176.2	$2.16	$2.44

Core earnings
KCP&L	$145.2	$150.0	$1.94	$2.08
Strategic Energy	26.8	41.5	0.36	0.57
KLT Investments	5.7	11.2	0.08	0.16
Other	(16.5)	(26.5)	(0.22)	(0.37)
Core earnings	$161.2	$176.2	$2.16	$2.44

More
-Page 8-

Attachment D

GREAT PLAINS ENERGY
Summary Income Statement by Segment
Three Months Ended December 31, 2005
(Unaudited)

Consolidated			Strategic
GPE		KCP&L	Energy	Other
	(millions)
Operating revenues	$645.2	$272.5	$372.7	$-
Fuel	(47.7)	(47.7)	-	-
Purchased power	(369.9)	(4.7)	(365.2)	-
Other operating expense	(134.1)	(115.4)	(15.8)	(2.9)
Depreciation and amortization	(38.6)	(36.8)	(1.8)	-
Loss on property	(1.6)	(0.6)	(0.1)	(0.9)
Operating income	53.3	67.3	(10.2)	(3.8)
Non-operating income (expenses)	3.0	2.5	0.7	(0.2)
Interest charges	(20.0)	(16.7)	(1.2)	(2.1)
Income taxes	(7.3)	(16.9)	4.3	5.3
Loss from equity investments	0.4	-	-	0.4
Discontinued operations	(0.1)	-	-	(0.1)
Net income (loss)	$29.3	$36.2	$(6.4)	$(0.5)
Earnings (loss) per GPE common share	$0.39	$0.48	$(0.08)	$(0.01)

GREAT PLAINS ENERGY
Summary Income Statement by Segment
Year to Date December 31, 2005
(Unaudited)

Consolidated			Strategic
GPE		KCP&L	Energy	Other
	(millions)
Operating revenues	$2,604.9	$1,130.8	$1,474.0	$0.1
Fuel	(207.9)	(207.9)	-	-
Purchased power	(1,429.7)	(61.3)	(1,368.4)	-
Other operating expense	(527.5)	(458.5)	(53.4)	(15.6)
Depreciation and amortization	(153.1)	(146.5)	(6.4)	(0.2)
Gain (loss) on property	(3.5)	(4.3)	(0.1)	0.9
Operating income	283.2	252.3	45.7	(14.8)
Non-operating income (expenses)	2.7	11.8	2.5	(11.6)
Interest charges	(73.8)	(61.8)	(3.4)	(8.6)
Income taxes	(39.7)	(49.3)	(16.6)	26.2
Minority interest in subsidiaries	(7.8)	(7.8)	-	-
Loss from equity investments	(0.4)	-	-	(0.4)
Discontinued operations	(1.9)	-	-	(1.9)
Net income (loss)	$162.3	$145.2	$28.2	$(11.1)
Earnings (loss) per GPE common share	$2.15	$1.94	$0.38	$(0.17)
More
-Page 9-

Attachment E

GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	December 31
	2005	2004
ASSETS	(thousands)
Current Assets
Cash and cash equivalents	$98,788	$127,129
Restricted cash	1,900	7,700
Receivables, net	259,043	247,184
Fuel inventories, at average cost	17,073	21,121
Materials and supplies, at average cost	57,017	54,432
Deferred income taxes	-	13,065
Assets of discontinued operations	4,907	749
Derivative instruments	39,189	6,372
Other	13,001	14,485
Total	490,918	492,237
Nonutility Property and Investments
Affordable housing limited partnerships	28,214	41,317
Nuclear decommissioning trust fund	91,802	84,148
Other	17,291	32,739
Total	137,307	158,204
Utility Plant, at Original Cost
Electric	4,959,539	4,841,355
Less-accumulated depreciation	2,322,813	2,196,835
Net utility plant in service	2,636,726	2,644,520
Construction work in progress	100,952	53,821
Nuclear fuel, net of amortization of $115,240 and $127,631	27,966	36,109
Total	2,765,644	2,734,450
Deferred Charges and Other Assets
Regulatory assets	179,922	144,345
Prepaid pension costs	98,295	119,811
Goodwill	87,624	86,767
Derivative instruments	21,812	2,275
Other	52,204	60,812
Total	439,857	414,010
Total	$3,833,726	$3,798,901

More
-Page 10-

Attachment E continued

GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	December 31
	2005	2004
LIABILITIES AND CAPITALIZATION	(thousands)
Current Liabilities
Notes payable	$6,000	$20,000
Commercial paper	31,900	-
Current maturities of long-term debt	1,675	253,230
EIRR bonds classified as current	-	85,922
Accounts payable	231,496	199,952
Accrued taxes	37,140	46,993
Accrued interest	13,329	11,598
Accrued payroll and vacations	36,024	32,462
Accrued refueling outage costs	8,974	13,180
Deferred income taxes	1,351	-
Supplier collateral	1,900	7,700
Liabilities of discontinued operations	64	2,129
Derivative instruments	7,411	2,434
Other	25,658	22,497
Total	402,922	698,097
Deferred Credits and Other Liabilities
Deferred income taxes	621,359	632,160
Deferred investment tax credits	29,698	33,587
Asset retirement obligations	145,907	113,674
Pension liability	87,355	95,805
Regulatory liabilities	69,641	4,101
Derivative instruments	7,750	112
Other	65,787	84,311
Total	1,027,497	963,750
Capitalization
Common shareholders' equity
Common stock-150,000,000 shares authorized without par value
74,783,824 and 74,394,423 shares issued, stated value	777,216	765,482
Unearned compensation	(2,088)	(1,393)
Capital stock premium and expense	(30,671)	(32,112)
Retained earnings	488,001	451,491
Treasury stock-43,376 and 28,488 shares, at cost	(1,304)	(856)
Accumulated other comprehensive loss	(7,727)	(41,018)
Total	1,223,427	1,141,594
Cumulative preferred stock $100 par value
3.80% - 100,000 shares issued	10,000	10,000
4.50% - 100,000 shares issued	10,000	10,000
4.20% - 70,000 shares issued	7,000	7,000
4.35% - 120,000 shares issued	12,000	12,000
Total	39,000	39,000
Long-term debt	1,140,880	956,460
Total	2,403,307	2,137,054
Commitments and Contingencies
Total	$3,833,726	$3,798,901

More

-Page 11
Attachment F

GREAT PLAINS ENERGY
Statistical Summary

	Three Months Ended		Year to Date
	December 31		December 31
	2005	2004	2005	2004

KCP&L
Retail revenues (millions)	$193.2	$185.2	$924.1	$873.1
Wholesale revenues (millions)	$76.7	$56.2	$192.4	$200.2
Average non-firm wholesale price per MWh	$62.52	$31.90	$47.82	$30.72
Wholesale sales (MWh)	1,442	1,802	4,608	6,603
Cooling degree days	-	-	1,626	1,118
Equivalent availability - coal plants	88%	85%	82%	84%
Capacity factor - coal plants	77%	81%	76%	80%

Strategic Energy
MWhs delivered	4,349	5,111	19,534	20,309
Average duration - new and resigned contracts (months)	27	13	17	8
Average retail gross margins - overall	$1.37	$6.00	$5.19	$6.01
Retention rate	95%	76%	76%	79%
Retention rate including month to month customers	97%	100%	86%	94%

###